UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VALEANT PHARMACEUTICALS INTERNATIONAL

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EXPLANATORY NOTE
The following is a copy of a communication sent by Valeant Pharmaceuticals International (“Valeant”) to employees in the U.S. and Canada on June 21, 2010 relating to the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant, Biovail Corporation, Biovail Americas Corp. and Beach Merger Corp.

June 21, 2010
Dear Colleagues,
I am pleased to share some exciting news with you. Earlier today, Valeant and Biovail announced that their Boards of Directors have unanimously approved a definitive merger agreement to combine the companies. The combined company will be called Valeant Pharmaceuticals International, Inc. (“the new Valeant”). We believe the new Valeant’s scale, financial strength and complementary product lines will enable it to pursue substantial growth opportunities.
The new Valeant will have a significantly expanded presence in North America and operations in eight other countries, working across four growth platforms. The combined company will be able to leverage its complementary product lines and operations in specialty Central Nervous System (CNS), Dermatology, Canada and emerging markets/branded generics. In addition, the combined company will have limited patent exposure and enjoy strong and stable cash flows from legacy products that will support future growth. The new Valeant, on a 12-month trailing basis, would have experienced double digit revenue growth. Bringing together Valeant and Biovail will create greater opportunities for both companies at a level that would not have been possible for either on a stand-alone basis.
Biovail is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture, and commercialization of pharmaceutical products. With approximately 1,300 employees worldwide, Biovail is Canada’s largest publicly traded pharmaceutical company and is headquartered in Mississauga, Ontario. The Company is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty Central Nervous System (CNS) markets.
As you know, we at Valeant have been paving the way for growth through steadfast execution of our strategic plan, which focuses on a diversified product portfolio and geographic footprint. We have consistently pursued unique opportunities to grow our business and to build a strong and growing pharmaceutical company that can respond to — and take advantage of — changes in our industry. The combination with Biovail accelerates the achievement of our strategic goals many times over.
Just as we have done over the past two years, we will transform the new Valeant and apply our strategy and operating philosophy to the combined company’s portfolio, building on our track record to create long-term value for all our stakeholders, from our partners, employees, and investors to the patients who depend on our products. As we take the next step in our transformation, we will be setting the bar, and our stretch goals, even higher.
Impact on Employees
As the new Valeant, we will have the opportunity to execute our strategy and mission on a larger scale, and to take advantage of the key capabilities and talent that Biovail brings to the table. Given that we have operations in many countries that Biovail does not, for the vast majority of our employees, it will be business as usual. Those employees who could see a change are most likely to be those in Canada and in our U.S. operations.
Both companies have grown by double-digits in Canada and, once combined, we will be the largest pharmaceuticals company located in Canada and owned by a Canadian parent company. Following completion of the merger, the combined company will be headquartered in Mississauga, Ontario. In addition, the new Valeant will retain Biovail’s existing principal operating subsidiary in Barbados, which will continue to own, manage, control and develop intellectual property for the combined company. The location of the new Valeant’s U.S. headquarters will be determined after the close of the transaction.

With respect to both our presence in Canada and the U.S. headquarters, at this juncture it is important to remember that this transaction is about growth and with that there will be good jobs for good people.
The combined company’s Board of Directors will be comprised of individuals from both Valeant and Biovail. I will become the new Valeant’s Chief Executive Officer, residing in Barbados, and Bill Wells, currently Chief Executive Officer of Biovail, will serve as non-executive Chairman. We will be forming a team comprised of senior executives from both companies, reporting to me, to assist with the transition process.
Enhanced Offerings
By harnessing the strengths of both companies, we will be well-positioned to further deliver on our shared goal of developing innovative solutions that provide meaningful benefits to patients with special medical needs to help improve their quality of life. Our respective companies each have a diverse product portfolio and pipeline, with a demonstrated ability to unlock hidden value in overlooked assets. Our complementary efforts will expand our already strong franchises, and together, we will have a product pipeline with greater depth and scope and more efficient commercialization pathways through which to bring products to market.
Generates Value for Stockholders
Under the terms of the agreement, Valeant stockholders — including those of you who hold stock — will receive a one-time special dividend of $16.77 per share prior to closing of the merger and 1.7809 shares of Biovail common stock upon closing of the merger in exchange for each share of Valeant common stock they own. It is anticipated that by December 31, 2010, contingent upon the closing of the merger and subject to approval by the combined company’s Board of Directors and to applicable law, the new Valeant will pay a one-time $1.00 per share dividend to all stockholders of the combined entity. Upon the completion of the merger, Biovail stockholders will own approximately 50.5 percent and Valeant stockholders will own approximately 49.5 percent of the shares of the combined company` on a fully diluted basis.
What to Expect Next
The merger is expected to be complete before the end of the year. In terms of next steps, it is important to understand that until the transaction closes, Valeant and Biovail will continue to operate as independent companies and it will be business as usual here at Valeant. Both Valeant and Biovail have track records of successful integrations, and I am confident that this transaction will be completed seamlessly.
Members of our executive team will be visiting our various sites and will be on hand to answer questions and concerns. Further, there are two opportunities today to learn more about this combination and what it means to you. We will host a conference call and a live Internet webcast along with a slide presentation today at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss this combination. The dial-in number to participate on this call is (877) 295-5743, confirmation code 83365938. International callers should dial (973) 200-3961, confirmation code 83365938. A replay will be available for one week following the live webcast through June 28, 2010. The live webcast of the conference call may be accessed through the investor relations section on Valeant’s web site at www.valeant.com and Biovail’s web site at www.biovail.com.
I also hope you will join Bill and me for an all-employee webcast today at 3:30 pm ET. You can access the webcast at http://206.47.0.157/console/console-login?active=yes or to participate via telephone dial-in

(416) 340-2217 / (866)-696-5910, confirmation code 4064295. You can email your questions in advance to corp. communications@valeant.com or follow the operator’s instructions to ask questions on the call. We’ll work to address as many questions as we can.
A copy of the press release we issued this morning, as well as an FAQ answering some of the questions you may have, are attached to this email. As we move forward, we’ll do our very best to keep you informed in a timely manner.
It is likely that today’s news will lead to increased interest in Valeant, and it is important we speak with one voice on this matter. If you receive any inquiries from the media or other interested parties, please refer them to Laurie Little at 949-461-6002 (or laurie.little@Valeant.com).
We owe much of our success to your tireless efforts and this attitude continues to drive us to generate long-term value and success. As we move through this process, we’ll continue to rely on you to stay focused on the work at hand, serve our partners and patients, and help achieve our goals.
Thank you for all you do to make our company successful.
Sincerely,
Michael Pearson
Chairman and Chief Executive Officer

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information
In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Valeant Employee FAQ
1.	What was announced today?
Valeant and Biovail today announced that both companies’ boards of directors have unanimously approved a definitive merger agreement to combine the companies. The combined company will be called Valeant Pharmaceuticals International, Inc. (“the new Valeant”).
2.	Who is Biovail?
Biovail is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture, and commercialization of pharmaceutical products. With approximately 1,300 employees worldwide, Biovail is Canada’s largest publicly traded pharmaceutical company and is headquartered in Mississauga, Ontario. The Company is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty Central Nervous System (CNS) markets.
3.	Why are Valeant and Biovail combining?
The combination of Valeant and Biovail creates a new leader in specialty pharmaceuticals that will be able to create opportunities for both companies at a level that would not have been possible for either on a stand-alone basis.
The new Valeant will have a significantly expanded presence in North America and operations in eight other countries, working across four growth platforms. The new Valeant will be able to leverage its complementary product lines and operations in specialty CNS, Dermatology, Canada and emerging markets/branded generics. In addition, the combined company will have limited patent exposure and enjoy strong and stable cash flows from legacy products that will support future growth. The new Valeant, on a 12-month trailing basis as of March 31, 2010, would have experienced double digit revenue growth.
4.	How will this transaction benefit employees?
As a result of this merger, our employees will have the opportunity to execute our strategy and mission on a larger scale and to take advantage of the key capabilities and talent that this combination will bring.
5.	Who will lead the new Valeant?
Following the close of the transaction, Mike Pearson will serve as the new Valeant’s Chief Executive Officer, residing in Barbados and Bill Wells, currently Chief Executive Officer of Biovail, will be the non-executive Chairman.
The combined company’s Board of Directors will consist of eleven members, including five Biovail representatives, five Valeant representatives and an additional independent Canadian resident director to be identified through a search process and nominated by Valeant and agreed upon by Biovail. Robert A. Ingram, currently lead director of Valeant, will serve as lead independent director of the combined Board. Michael Van Every, currently Chairman of Biovail’s Audit Committee, will serve in the same function for the combined Board.

6.	What are the plans to integrate us with Biovail?
A team comprised of senior executives from both companies will be formed to assist with the transition process. Both companies have successful integration track records, and we are confident that this transaction will be completed seamlessly.
7.	I own shares in Valeant. What does this mean to me?
Under the terms of the agreement, Valeant stockholders — including those of you who hold stock — will receive a one-time special dividend of $16.77 per share prior to closing of the merger and 1.7809 shares of Biovail common stock upon closing of the merger in exchange for each share of Valeant common stock they own. It is anticipated that by December 31, 2010, contingent upon the closing of the merger and subject to approval by the combined company’s Board of Directors and to applicable law, the new Valeant will pay a one-time $1.00 per share dividend to all stockholders of the combined entity. Upon the completion of the merger, Biovail stockholders will own approximately 50.5 percent and Valeant stockholders will own approximately 49.5 percent of the shares of the new Valeant on a fully diluted basis.
8.	Will salaries and benefits be affected? Will my 401k or health care benefits change?
The combining of our companies will involve an integration process that will take many months. Determining benefits for employees will be a part of that integration process, and we will promptly communicate any changes when the process is complete and final decisions are made. As always, if you have questions about your benefits, please contact your HR representative.
9.	Will there be any layoffs because of this merger?
The new organization will give us an opportunity to execute our strategy and mission on a larger scale, and to take advantage of the key capabilities and talent that Biovail brings to the table. Given that we have operations in many countries that Biovail does not, for the vast majority of our employees, it will be business as usual. However, as in any combination of two companies in the same industry, there will be some overlap and therefore job reductions. Those employees who could see a change are most likely to be those in Canada and in our U.S. operations. At this juncture it is important to remember that this transaction is about growth. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.
10.	What will happen to our headquarters in Aliso Viejo, CA?
Following completion of the merger, the new Valeant will be headquartered in Mississauga, Ontario. In addition, we will retain Biovail’s existing principal operating subsidiary in Barbados, which will continue to own, manage, control and develop intellectual property for the combined company. The location of our U.S. headquarters will be determined after the close of the transaction.
11.	What can you tell me about decisions to close plants or R&D sites?
At this time, it’s premature to discuss any specific plans. A team comprised of senior executives from both companies will be formed to assist with the transition process. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

12.	How long before the merger is completed?
We intend to move forward expeditiously so that we can begin to capture the benefits of this transaction quickly. We anticipate the transaction to be completed before the end of the year.
13.	What can we expect in the interim before the transaction closes?
Valeant and Biovail will continue to operate as independent companies until the transaction closes, and we expect that between now and then, the day-to-day operations of each company will continue normally. We owe much of our success to your tireless efforts. As we move through this process, we’ll continue to rely on you to focus on the work at hand, serve our partners and patients, and help achieve our goals.
14.	What should I say if I’m contacted by media, financial community, or other third parties about the transaction?
It is likely that today’s news will lead to increased interest in Valeant, and it is important we speak with one voice on this matter. If you receive any inquiries from the media or other interested parties, please refer them to Laurie Little at 949-461-6002 (or laurie.little@Valeant.com).
15.	How will I know more about the progress of the transaction?
We recognize that this transaction impacts you, and we plan to update you regularly. We appreciate that each company has a culture of remaining focused on the challenges of our competitive business, and we thank you in advance for that continued focus in the months ahead.
In the coming days and weeks, members of our respective executive teams will be visiting our various sites and will be on hand to answer questions and concerns.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information

In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.